Exhibit 99.1

Media Contact:	Investor Contacts:

Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
(212) 633-3489
amilevoj@bn.com

Barnes & Noble Announces Preliminary Results of Annual Meeting

Len Riggio, David Golden and David Wilson Elected to Board of Directors

Shareholders Reject Yucaipa’s Proposal to Weaken Shareholder Rights Plan

New York, NY (September 28, 2010)—Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today announced preliminary results of shareholder voting at today’s Annual Meeting. Based on the advice of the Company’s proxy solicitor, it appears that shareholders reelected Len Riggio and elected David Golden and Dr. David Wilson to the Board of Directors and rejected a shareholder proposal submitted by The Yucaipa Companies, Inc. to weaken Barnes & Noble’s Shareholder Rights Plan. Preliminary results as tabulated by the Company’s independent Inspector of Elections, IVS Associates, Inc., will be announced within four business days, and final results will be announced promptly following certification by the Inspector.

“We are very pleased by the shareholder support we have received,” said Len Riggio, Chairman of the Board of Directors. “The Board enthusiastically welcomes David Golden and David Wilson and looks forward to working with them as we continue to execute our strategic initiatives to build shareholder value. We are also pleased that our shareholders recognize the important protections of our Rights Plan.”

Patricia Higgins, Chair of the Board’s Special Committee of Independent Directors, added: “We are committed to considering the full range of strategic alternatives in an effort to maximize value for all shareholders. Yucaipa is welcome, as are all interested parties, to make a bid for the Company. All interested bidders should contact our financial advisors at Lazard.”

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 633 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than one million titles in its eBookstore (www.bn.com/ebooks). Through Barnes & Noble’s NOOKTM eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc.

Other trademarks referenced in this release are the property of their respective owners.

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